Exhibit 99.1

Key financial updates $5.00 - $5.30 INTRODUCING 2021 ADJUSTED EPS GUIDANCE RANGE 5% – 7% GROWTH RATE THROUGH 2025 (1) INCREASING LONG - TERM ADJUSTED EPS GROWTH RATE $2.05 BILLION ALL - CASH TRANSACTION 1 | 2021 Earnings Guidance and Growth Rate GIC Minority Investment in Duke Energy Indiana ▪ GIC TO ACQUIRE 19.9% STAKE IN DEI FOR $2.05 BILLION ▪ IMPLIED VALUATION OF 27.7 X DEI P/E MULTIPLE (2) ▪ ADDRESSES ALL COMMON EQUITY NEEDS FOR NEXT 5 YEARS TO FUND DUKE ENERGY’S INCREASED $58 – $60 BILLION CAPEX PLAN (SEE FOLLOWING SLIDES FOR ADDITIONAL INFORMATION) (1) Based off $5.15 midpoint of 2021 adjusted EPS guidance range of $5.00 to $5.30 (2) LTM P/E as of 9/30/2020

GIC Investment in DEI: Transaction Summary 2 | Investor ▪ GIC is a leading global investment firm established in 1981 to manage Singapore’s foreign reserves and is an experienced investor in U.S. infrastructure Investment & Valuation ▪ Investment of $2.05 billion for a 19.9% ownership interest in Duke Energy Indiana HoldCo (DEIH) , an intermediate holding company that will own 100% of Duke Energy Indiana (DEI) prior to closing ▪ Values DEI at $10.3 billion equity value and $14.5 billion firm value on a 100% basis (1) Structure & Timing ▪ Duke Energy to retain control with 80.1% ownership in DEIH ▪ Customized two - stage closing process: ▪ Initial closing expected Q2 2021: GIC receives ~11% interest, DUK receives $1.025 billion ▪ Second closing by Jan 2023: GIC receives remaining ~8.9% interest, DUK receives $1.025 billion Governance ▪ GIC will receive certain limited minority rights commensurate with a 19.9% investment Operations ▪ Duke Energy will continue to be the sole operator of DEI ▪ No impact to DEI employees or management team Closing Conditions ▪ Transaction is subject to FERC approval and CFIUS clearance Use of Proceeds ▪ Satisfies the $1 billion of equity ( i.e. $500 million DRIP/ATM in 2021 and 2022) previously contemplated in Duke Energy’s consolidated financial plan ▪ Remainder used to partially fund Duke Energy’s increased $58 - $60 billion 5 - year capital plan (1) Based on DEI net debt balance of $4.2bn as of 9/30/2020

GIC Investment in DEI: Strategic Rationale to Duke Energy 3 | Source of efficient capital raising at premium valuation ▪ $2.05bn of proceeds at transaction multiple is equivalent to only issuing ~$1.3bn of common stock at Duke’s current multiple Accretive to earnings and improves consolidated credit metrics High premium valuation is accretive to earnings Using proceeds to fund future capex improves credit metrics Two - phase closing matches timing of capital needs Removes all equity from 5 - year financing plan ▪ Proceeds from first closing replaces $1bn of common equity contemplated in previous plan ▪ Proceeds from second closing will fund increased growth capex without need for further equity issuance Efficiently redeploys capital to finance higher - growth opportunities ▪ Provides capital to finance clean energy transition across the enterprise, which increases earnings base growth rate Results in a higher long - term earnings profile for DUK Combined with NC coal ash and Florida rate case settlements, provides greater earnings visibility 5 - 7% earnings growth rate Revised up from 4 - 6% Based off $5.15 midpoint of 2021 EPS guidance range (1) (1) Based on midpoint of 2021 adjusted EPS guidance range of $5.00 to $5.30 Source: Company filings Note: LTM P/E as of 09/30/2020 1 2 3 4 5 18.6x 27.7x Duke Energy LTM P/E Transaction LTM P/E ~50% prem. 2021 2022 2023 First closing expected Q2 2021 (~11% interest) Second closing by January 2023 (~8.9% interest) 6 2019A 2024E 2029E DUK Consolidated Rate Base

Duke Energy Corporation
Non-GAAP Reconciliation
GIC Investment in Duke Energy Indiana

Adjusted Earnings per Share (EPS) Guidance

Duke Energy Corporation's (Duke Energy) materials for the GIC Investment in Duke Energy Indiana include a reference to the forecasted 2021 adjusted EPS guidance range of $5.00 to $5.30 per share, with a midpoint of approximately $5.15 per share. The materials also reference the long-term range of annual growth of 5% - 7% off the midpoint of the 2021 adjusted EPS guidance range, revised up from 4% - 6%. The forecasted adjusted EPS is a non-GAAP financial measure as it represents basic EPS available to Duke Energy Corporation common stockholders, adjusted for the per share impact of special items. Special items represent certain charges and credits, which management believes are not indicative of Duke Energy's ongoing performance.

Management believes the presentation of adjusted EPS provides useful information to investors, as it provides them with an additional relevant comparison of Duke Energy's performance across periods. Management uses this non-GAAP financial measure for planning and forecasting and for reporting financial results to the Duke Energy Board of Directors, employees, stockholders, analysts and investors. Adjusted EPS is also used as a basis for employee incentive bonuses.

The most directly comparable GAAP measure for adjusted EPS is reported basic EPS available to Duke Energy Corporation common stockholders. Due to the forward-looking nature of this non-GAAP financial measure for future periods, information to reconcile it to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items for future periods, such as legal settlements, the impact of regulatory orders or asset impairments.

Cautionary Note Regarding Forward-Looking Information

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management's beliefs and assumptions and can often be identified by terms and phrases that include "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will," "potential," "forecast," "target," "guidance," "outlook" or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. For details on the uncertainties that may cause our actual future results to be materially different than those expressed in our forward-looking statements, see our 2019 Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC and available at the SEC's website at sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made. Duke Energy expressly disclaims an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

DUKE ENERGY.
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